Exhibit 99.1

Tenaya Therapeutics Announces the Addition of Dr. June Lee to its Board of Directors

SOUTH SAN FRANCISCO, Calif.—(BUSINESS WIRE)—Nov. 22, 2021— Tenaya Therapeutics, Inc. (NASDAQ:TNYA), a biotechnology company with a mission to discover, develop and deliver curative therapies that address the underlying causes of heart disease, today announced changes to its Board of Directors including the addition of June Lee, M.D., and the transition of JJ Kang, Ph.D., who will be stepping down after five years of service.

“We are thrilled to welcome Dr. Lee to our Board at an important inflection point as we continue our transition towards becoming a clinical-stage company,” said Faraz Ali, CEO of Tenaya. “Dr. Lee brings a wealth of highly relevant strategic and operational development experience to Tenaya and is well-positioned to support us in our mission to bring new hope to individuals and families fighting both rare and prevalent forms of heart disease.”

Dr. Lee was most recently Founder and CEO of Esker Therapeutics. She previously served as Executive Vice President, Chief Development Officer and Chief Operating Officer of MyoKardia from 2017 to 2020. In this role, Dr. Lee built and led a world-class global development organization to advance novel therapies for cardiomyopathies through clinical development. She was previously also therapeutic area head for early clinical development in cardiovascular, metabolism, respiratory, and infectious diseases at Genentech. She currently serves on the Advisory Board for Johns Hopkins University Center for Therapeutic Translation, serves as a Board Director for Eledon Pharmaceuticals Inc. and for GenEdit, and is a member of the Scientific Advisory Board for Foresite Labs. Dr. Lee completed a Bachelor of Science in chemistry at Johns Hopkins University, an M.D. at the School of Medicine at the University of California, Davis, and her clinical training in internal medicine and pulmonary & critical care at UCLA and UCSF.

“I am very pleased to join Tenaya at such a pivotal time for the company and for the entire field of precision medicine therapies for heart disease,” said Dr. Lee. “I look forward to helping Tenaya realize the full potential of its differentiated science and capabilities in order to advance potentially transformative medicines through clinical development and towards future approvals.”

In addition, Dr. Kang has decided to resign from Tenaya’s Board to focus on her current role as CEO of Appia Bio and as a Venture Partner at The Column Group. Dr. Kang helped launch Tenaya in 2016 and has since served as a valued Board member. She also served in the capacity of interim Tenaya President for the first two years of the company’s history.

“We cannot thank Dr. Kang enough for her many contributions to Tenaya over the last five years as a pre-clinical stage company,” said David Goeddel, Ph.D., Chair of Tenaya’s Board of Directors and Managing Partner at The Column Group. “We now welcome Dr. Lee to our Board and look forward to her contributions in support of Tenaya’s future evolution and growth.”

About Tenaya Therapeutics Tenaya Therapeutics is a biotechnology company committed to a bold mission: to discover, develop and deliver curative therapies that address the underlying drivers of heart disease. Founded by leading cardiovascular scientists from Gladstone Institutes and the University of Texas Southwestern Medical Center, Tenaya is developing therapies for rare genetic disorders as well as for more prevalent heart conditions through three distinct but interrelated product platforms: Gene Therapy, Cellular Regeneration and Precision Medicine. For more information, visit www.tenayatherapeutics.com.

Forward-Looking Statements

This press release contains forward-looking statements as that term is defined in Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. Statements in this press release that are not purely historical are forward-looking statements. Words such as “expects” and “will,” and similar expressions are intended to identify forward-looking statements. Such forward-looking statements include, among other things, statements by Tenaya’s chief executive officer and its board members. The forward-looking statements contained herein are based upon Tenaya’s current expectations and involve assumptions that may never materialize or may prove to be incorrect. These forward-looking statements are neither promises nor guarantees and are subject to a variety of risks and uncertainties, including but not limited to: risks associated with the process of discovering, developing and commercializing drugs that are safe and effective for use as human therapeutics and operating as an early stage company; Tenaya’s ability to develop, initiate or complete preclinical studies and clinical trials, and obtain approvals, for any of its product candidates; the timing, progress and results of preclinical studies for TN-201 and Tenaya’s other programs; Tenaya’s ability to raise any additional funding it will need to continue to pursue its business and product development plans; negative impacts of the COVID-19 pandemic on Tenaya’s manufacturing and operations, including preclinical studies and planned clinical trials; the timing, scope and likelihood of regulatory filings and approvals; the potential for any clinical trial results to differ from preclinical, interim, preliminary, topline or expected results; Tenaya’s manufacturing, commercialization and marketing capabilities and strategy; the loss of key scientific or management personnel; competition in the industry in which Tenaya operates; Tenaya’s reliance on third parties; Tenaya’s ability to obtain and maintain intellectual property protection for its product candidates; general economic and market conditions; and other risks. Information regarding the foregoing and additional risks may be found in the section entitled “Risk Factors” in documents that Tenaya files from time to time with the Securities and Exchange Commission. These forward-looking statements are made as of the date of this press release, and Tenaya assumes no obligation to update or revise any forward-looking statements, whether as a result of new information, future events or otherwise, except as required by law.

Investors

Leone Patterson

Tenaya Therapeutics

IR@tenayathera.com

Media

Kit Rodophele

Ten Bridge Communications

krodophele@tenbridgecommunications.com